UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2014 (January 2, 2014)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2014, Bob Evans Farms, Inc. (the “Registrant”), entered into a $750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement (the “Credit Agreement”) among Bob Evans Farms, LLC, an Ohio limited liability company, as borrower (the “Borrower”); the Registrant and its wholly-owned subsidiary, BEF Foods, Inc., an Ohio corporation (“BEF Foods”), as guarantors; PNC Bank, National Association, as administrative agent; PNC Capital Markets LLC, as joint lead arranger and sole bookrunner; and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as joint lead arrangers; and Bank of America N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents; and Fifth Third Bank and U.S. Bank National Association, as co-documentation agents; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., KeyBank, National Association, Bank of America N.A., Fifth Third Bank, U.S. Bank National Association, The Huntington National Bank, Wells Fargo Bank, National Association, and The Ohio Valley Bank Company, as lenders. The Registrant and BEF Foods also entered into an Amended and Restated Continuing Agreement of Guaranty and Suretyship (the “Guaranty”), guaranteeing the obligations of the Borrower under the Credit Agreement. The Registrant and the Borrower provided stock pledges of certain material direct subsidiaries as collateral for their respective obligations under the Guaranty and Credit Agreement.

The Credit Agreement represents a syndicated secured revolving credit facility under which up to $750,000,000 million will be available, with a letter of credit sub-facility of $50,000,000, and an accordion option to increase the revolving credit commitment to $1,050,000,000.

The primary purposes of the Credit Agreement are for trade and stand-by letters of credit in the ordinary course of business as well as working capital, refinancing of existing indebtedness (if any), capital expenditures, joint ventures and acquisitions, stock repurchases and other general corporate purposes.

The Credit Agreement has a maturity date of January 1, 2019.

Borrowings under the Credit Agreement bear interest, at Borrower’s option, at a rate based on LIBOR or the Base Rate, plus a margin based on the Leverage Ratio, as detailed in the Credit Agreement, ranging from 1.00% to 2.00% per annum for LIBOR, and ranging from 0.00% to 1.00 % per annum for Base Rate. Base Rate means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, and (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 1.0%. As of the date of this Current Report on Form 8-K, the margin on LIBOR-based loans was 1.125% per annum and the margin on Base Rate-based loans was 0.125% per annum.

Commitment fees payable under the Credit Agreement are also based on the Leverage Ratio and range from 0.15% per annum to 0.25% per annum of the average unused portion of the total lender commitments then in effect. As of the date of this Current Report on Form 8-K, the commitment fee is to accrue at a rate of 0.175% per annum.

PNC Bank, National Association has also agreed to make discretionary Swing Loans (as defined in the Credit Agreement) to the Borrower in an aggregate principal amount at any time outstanding that will not result in (a) the aggregate principal amount of outstanding Swing Loans exceeding $50,000,000; or (b) the sum of various other credit exposures under the Credit Agreement exceeding certain specified levels.

The terms of the Credit Agreement provide for customary representations and warranties and affirmative covenants. The Credit Agreement also contains negative covenants usual and customary for a transaction of this nature including the following limitations on and containing customary covenants with restrictions on: liens; restricted payments (provided there will be no limit on dividends or stock buybacks so long as no event of default or potential event of default exists before or after giving effect to such dividend or stock buyback, including pro forma compliance with the Minimum Coverage Ratio and Maximum Leverage Ratio); acquisitions; additional indebtedness (permitting note issuances not to exceed $300,000,000) and guaranties; additional investments and loans; fundamental changes; material transactions involving company or subsidiary assets, including divestitures; affiliate transactions; creation of joint ventures or subsidiaries; change in business; and change in fiscal year, among others.

The terms of the Credit Agreement provide the following financial covenants: (a) Minimum Coverage Ratio. The Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, shall not be less than 3.00 to 1.00; and (b) Maximum Leverage Ratio. The Leverage Ratio, calculated as of the end of each fiscal quarter for the four quarters then ended, shall not exceed 3.75 to 1.00; provided, however, the Borrower may request, no more than two times during the term of this Agreement, an increase in the Leverage Ratio set forth above of 0.50 to 1.00 (but in no event in excess of 4.25 to 1.00) for three fiscal quarters following delivery of written notification from the Borrower of a Permitted Acquisition, involving total cash or non-cash consideration in excess of $50,000,000 and subject to the consummation of such Permitted Acquisition, together with a revised forecast evidencing pro forma compliance with the financial covenants.

The terms of the Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, undischarged material judgments, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Borrowers and declare any then outstanding loans due and payable immediately

As of December 31, 2013 there were loans outstanding in the total amount of approximately $332,000,000. Letters of credit totaling approximately $13.7 million were outstanding prior to the execution of the Credit Agreement and now are outstanding under the Credit Agreement and under separate agreements with JPMorgan Chase and The Ohio Valley Bank.

The foregoing description of the provisions of the Credit Agreement and the Guaranty is qualified in its entirety by reference to the full and complete terms of the Credit Agreement and the Guaranty.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the Credit Agreement by the Registrant as borrower and the guaranty by the Registrant’s parent and a material subsidiary.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 2, 2014

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Secretary